Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  It is being sent to you in your capacity as a relevant creditor of 1882420 Limited. If you are in any doubt as to any aspect of these proposals and/or about the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other professional adviser under the Financial Services and Markets Act 2000.

Further copies of this document may be obtained from Kirkland & Ellis International LLP whose contact details are set out on page 3.

Proposal in relation to a

SCHEME OF ARRANGEMENT

(pursuant to part 26 of the Companies Act 2006 of Great Britain)

between

1882420 LIMITED

and its

SCHEME CREDITOR

(as defined in the Scheme of Arrangement)

This document comprises an explanatory statement for the purposes of section 897 of the Companies Act 2006 of Great Britain in relation to the Scheme.  A letter from the Company containing a recommendation from the Board that you vote in favour of the proposals appears in Section I of the Explanatory Statement.  The actions you are recommended to take as a Scheme Creditor are set out in paragraph 10 of the Company’s letter set out in Section I of the Explanatory Statement.

A meeting of the Scheme Creditor convened by order of the High Court of Justice of England and Wales to consider the Scheme will be held at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF on [27] October 2008 commencing at 10.00 a.m. (London time).  A notice of the meeting is set out in Part III of this document and the action required to be taken by the Scheme Creditor is set out at paragraph 10 of Section I of the Explanatory Statement.

[•] 2008

CONTENTS

IMPORTANT NOTICE TO THE SCHEME CREDITOR	3
PART I: EXPLANATORY STATEMENT	8
SECTION I: LETTER FROM 1882420 LIMITED	8
SECTION II: INTRODUCTION	13
SECTION III: BACKGROUND TO THE SCHEME OF ARRANGEMENT	17
SECTION IV: SUMMARY OF THE SCHEME	18
APPENDIX I TO PART I	22
PART II: THE SCHEME OF ARRANGEMENT	29
PART III: NOTICE OF MEETING TO THE SCHEME CREDITOR	46

IMPORTANT NOTICE TO THE SCHEME CREDITOR

The Scheme

This document has been prepared in connection with a proposed scheme of arrangement (the “Scheme”) pursuant to part 26 of the Companies Act 2006 between 1882420 Limited (the “Company”) and its Scheme Creditor (as defined in the Scheme).

Scheme Claim

The Scheme will take effect:

(i)

as a legally enforceable agreement, the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1, sanctioned by the court as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

(ii)

if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise.

In respect of each of (i) and (ii) above the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

Scheme Creditor

The Scheme Creditor is the Pension Scheme Trustees.  The Pension Scheme Trustees will be deemed to have participated in the Scheme for the value of the Pension Scheme Indebtedness and will be deemed to claim in the Scheme for such amount only.

Entitlement to vote at the Scheme Meeting

The Pension Scheme Trustees are the Scheme Creditor and may attend and vote at the Scheme Meeting.  The Scheme will fail unless it is approved by the Scheme Creditor.  Notice of the Scheme Meeting is set out at Part III of this document.  Appendix I to the Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.

The Bar Date

One of the important differences between the Chapter 11 Cases and the Scheme is that, in the US, it is possible for the court to set a “bar date”, being a date by which all Creditors must submit details of their Claims, failing which they will be prevented from pursuing a Claim.

By the US Bar Date Order the US Bankruptcy Court set this date for 16 July 2007.  The US Bankruptcy Court also set the Employee Bar Date for 25 August 2008 by the Employee Bar Date Order.  You should have already received correspondence within the Chapter 11 Cases notifying you of this, and of any steps you must have taken in order to protect any Claim you may have against any of the Debtors.

The procedure in the UK in connection with the submission of Creditors’ Claims is somewhat different.  A Bar Date for the submission of claims is set within the terms of the Scheme.

Information

This document (including, in particular, the Explanatory Statement) has been prepared solely to assist the Scheme Creditor in respect of voting on the Scheme. Nothing in this document or any other document issued with or appended to it should be relied on for any other purpose than to make a decision on the Scheme.  The statements contained in this document are made as at the date of this document, unless another time is specified. Service of this document shall not give rise to any implication that there has been no change to the facts set out in it since such date.

The summary of the principal provisions of the Scheme and related matters in this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out at Part II of this document.  The Scheme Creditor is advised to read and consider carefully the text of the Scheme.

The information contained in this document has been prepared based upon information available to the Company.  To the best of the Company’s knowledge, information and belief, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Nothing contained in this document shall constitute a representation, warranty or guarantee of any kind, express or implied, on the part of any person with respect to any matter whatsoever, and no person has been authorised by the Company to make any representations concerning the Scheme which are inconsistent with the statements made in this document and, if made, such representation may not be relied upon as having been authorised.  Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company, SCL, SCSL or the Group.

None of the Scheme Creditor, the Scheme Administrators or their respective financial or legal advisers, who have engaged in discussion or who have consulted with the Company and its advisers concerning the Scheme and/or who have assisted or will assist with the distribution of documentation relating to the Scheme, the voting procedures in respect of the Scheme and/or the submission or delivery of elections in respect of Scheme Consideration has verified that the information contained in this document is in accordance with the facts and does not omit anything likely to affect the importance of such information.  Each of these persons expressly disclaims responsibility for such information.

You should not construe the contents of this document as legal, tax, financial or other professional advice. You are recommended to consult your own professional advisers as to legal, tax, financial or other matters relevant to the action you should take in connection with the Scheme.

As the Scheme Creditor you should carefully consider the provisions of the Scheme with respect to legal and regulatory restrictions generally. If you are in doubt as to how legal or regulatory restrictions may affect you in relation to the Scheme are strongly advised to consult your professional advisers.

Assistance for the Scheme Creditor

As the Scheme Creditor, you should refer to the relevant explanations at Section IV of the Explanatory Statement to assist you in determining what actions will be required of you in connection with the Scheme.

If you have any queries relating to this document or what is required of you, please contact: Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 20 7469 2070.

KEY DATES AND EXPECTED TIMETABLE(1)

The times and dates given below and mentioned throughout the Explanatory Statement and the Scheme are based on current best case expectations and are subject to change.

Defined terms used in this timetable have the meanings set out in the Scheme set out at Part II of this document.

Date of publication of this document	[17 October] 2008
Latest time and date for receipt of Form of Proxy from the Scheme Creditor for the Scheme Meeting	[27 October] 2008
Scheme Meeting	[27 October] 2008
Court Hearing of the Petition to sanction the Scheme	[3 November] 2008
Earliest Effective Date(2)	[late December] 2008
Bar Date	[One Business Day after the Scheme becomes Effective]
Distribution of Scheme Consideration	[as soon as practicable after the Effective Date]

The Scheme Creditor will be kept advised by Kirkland & Ellis International LLP of the progress of the Scheme and of any significant changes to the expected timetable under the Scheme.

(1)

The times and dates (including those of the Effective Date) in this timetable are indicative only, are based upon the Company’s current best case expectation and will depend, amongst other things, on the timetable fixed by the Court, whether the Scheme Meeting is adjourned, the date upon which the Court allocates a hearing for sanction of the Scheme, and the date on which steps are taken to make the Scheme Effective. All references to time in this document are to London time except where otherwise stated.

(2)	This date is indicative only and based upon the Company’s current best case expectation, and may change as a result of, inter alia, any of the factors outlined in note (1) above.

INDEX TO PART I: EXPLANATORY STATEMENT

SECTION I: LETTER FROM 1882420 LIMITED		8
1.	Introduction	8
2.	What is a Scheme of Arrangement and how does it become binding?	9
3.	Why has the Scheme been proposed?	9
4.	Potential Advantages of the Scheme	10
5.	Who will be affected?	10
6.	Which creditors are not covered by the Scheme?	10
7.	Treatment of Claims	11
8.	Voting on Scheme	11
9.	What will happen after the Scheme becomes Effective?	11
10.	What should the Scheme Creditor do now?	11
11.	Recommendation of the Scheme	12
SECTION II: INTRODUCTION		13
1.	Definitions and Interpretation	13
2.	History of the Company and Background to the Scheme and Plan	13
3.	Recommendation	15
4.	Purpose	16
SECTION III: BACKGROUND TO THE SCHEME OF ARRANGEMENT		17
1.	What is a Scheme of Arrangement?	17
2.	What is proposed?	17
3.	Excluded Liabilities	17
SECTION IV: SUMMARY OF THE SCHEME		18
1.	Purpose of the Scheme	18
2.	Which Creditors are affected?	19
3.	Application	19
4.	Voting on the Scheme	19
5.	Corporate representatives	19
6.	Court approval and filing with the Registrar of Companies	20
7.	Release	20
8.	Proceedings by the Scheme Creditor	20
9.	Expenses and Costs of the Scheme	20
10.	Governing Law and Jurisdiction	20
11.	Satisfaction of the Scheme Claim	21
12.	Duration and Termination of the Scheme	21
13.	The Scheme Administrators	21
14.	Documents Available for Inspection	21

PART I: EXPLANATORY STATEMENT

SECTION I:   LETTER FROM 1882420 LIMITED

Registered Office:
20 Upper Ground
London
SE1 9PF

Registered Number:
1882420

[•] 2008

Dear Scheme Creditor,

Scheme of Arrangement

1.             Introduction

We are writing to you in connection with the Scheme which the Company is proposing to enter into with you as its Scheme Creditor.  Unless otherwise indicated, capitalised terms and expressions defined in the Scheme shall have same meanings when used in this letter and the remainder of the Explanatory Statement.  The Scheme is set out in full in Part II of this document and a summary of its principal terms is set out in Section IV of the Explanatory Statement.

The purpose of the Explanatory Statement, of which this letter forms part, is to:

(i)            provide background information in relation to the Company and the business to be included in the Scheme;

(ii)           explain the reasons for the Scheme; and

(iii)          summarise the main provisions of the Scheme,

in order to assist you to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meeting at which the Scheme proposals will be formally submitted to you as the Scheme Creditor for your approval.

The Explanatory Statement should not be relied upon as a substitute for reading the full terms of the Scheme.  Copies of the Scheme document and the Explanatory Statement are available in hard copy from Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 20 7469 2000.

2.             What is a Scheme of Arrangement and how does it become binding?

A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by part 26 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become Effective in accordance with its terms if:

(i)            a majority in number representing at least 75% in value of the Scheme Creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

(ii)           the arrangement is sanctioned by order of the Court which grants an order to this effect; and

(iii)          each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme by delivery of a letter or letters addressed to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement; and

(iv)          an office copy of the sealed Order together with the Scheme is delivered to the Companies Registrar for registration.

A Scheme Meeting will be held on [27 October] 2008 at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF at 10.00 a.m. (London time) to consider and vote on the proposed Scheme.

3.             Why has the Scheme been proposed?

By paragraph (2) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  However, paragraph (2) shall not apply (among other cases) where, before the beginning of an assessment period for the Pension Protection Fund:

(i)            the trustees or managers enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act); or

(ii)           the trustees or managers enter into a legally enforceable agreement with the effect as described in (i) above and the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005.

On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of SCSL’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Scheme for the Pension Protection Fund.

The purpose of the Scheme is therefore:

(i)            subject to the below, to constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

(ii)           if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

In respect of each of (i) and (ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

4.             Potential Advantages of the Scheme

The Company believes that the Scheme offers the advantage of allowing the Pension Scheme Trustees to resolve any Section 75 Debt in accordance with the Pensions Schemes Settlement Agreement whilst retaining eligibility for the Pension Protection Fund and facilitating implementation of the Plan.

5.             Who will be affected?

The proposed Scheme is between the Company and its Scheme Creditor and accordingly only the Scheme Creditor will be affected.  The “Scheme Creditor” is the Pension Scheme Trustees in respect of the amount of Pension Scheme Indebtedness.

6.             Which creditors are not covered by the Scheme?

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor for the purposes of a Scheme Claim including, for the avoidance of doubt, the holders of Intercompany Claims, holders of any other unsecured claims and holders of any claims that are preferred by English law.

7.             Treatment of Claims

The Pension Scheme Trustees will be entitled to claim in the Scheme for the Pension Scheme Indebtedness and are required to submit a Form of Proxy in the Scheme to register the Claim in the Scheme.  For the avoidance of doubt, the additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

8.             Voting on the Scheme

The Pension Scheme Trustees will be entitled to attend and vote at the Scheme Meeting as the Scheme Creditor to consider and, if thought fit, approve the Scheme.  The Scheme will fail unless the approval of the Scheme Creditor is obtained at the Scheme Meeting.  Appendix I to this Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.

9.             What will happen after the Scheme becomes Effective?

Providing the Scheme becomes Effective, it is intended that a distribution of Scheme Consideration will be made to the Scheme Creditor provided it has submitted a Scheme Claim against the Company before the Bar Date.  The Scheme Creditor will be deemed to have submitted its Scheme Claim against the Company upon submission of its Form of Proxy.  For the avoidance of doubt, the additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

10.          What should the Scheme Creditor do now?

If you are the Scheme Creditor, you are entitled to attend and vote at the Scheme Meeting.  The Scheme Meeting will be convened pursuant to the directions which have been given by the Court for the purpose of allowing the Scheme Creditor to consider and, if thought fit, approve the Scheme.  The Scheme Meeting will be held on [27 October] 2008 at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF at 10.00 a.m. (London time).

Formal notice of the Scheme Meeting is given in Part III of this document. The Scheme Creditor may attend the Scheme Meeting in person (or, if a corporation, by a duly authorised representative) or may vote by proxy.  Appendix I to the Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.  If the Scheme Creditor has voted by proxy, it will have given its proxy to the Chairman of the Scheme Meeting to vote on its behalf.  The Scheme Creditor may still attend the Scheme Meeting, but any proxy will not be entitled to vote if the Scheme Creditor votes in person.  Whether or not the Scheme Creditor intends to be present in person at the Scheme Meeting, it is requested to complete and sign the Form of Proxy in accordance with the instructions printed on the forms and the guidance notes.

Any completed Forms of Proxy should be returned as soon as possible, and in any event so that they are received by 9.00 a.m. (London time) on [27 October] 2008, to:

Kirkland & Ellis International LLP

Attention: Lyndon E. Norley

30 St Mary Axe

London EC3A 8AF

United Kingdom

Telephone: +44 20 7469 2070

The Scheme Creditor is therefore encouraged to sign and return its Form of Proxy as soon as possible.

The value attributed to the Scheme Creditor’s Scheme Claim for voting purposes will be attributable to the Pension Scheme Indebtedness.

The Chairman of the Scheme Meeting will be Lyndon E. Norley of Kirkland & Ellis International LLP.

If the Scheme Creditor is unclear about, or has any questions concerning the action it is required to take, it should contact Lyndon E. Norley at Kirkland & Ellis International LLP using the contact details given above.

11.          Recommendation of the Scheme

The Board considers that the Scheme offers the Scheme Creditor an effective and economical method of having its claims against the Company determined so as to achieve finality in respect of its Scheme Claim.  The Scheme Creditor is therefore encouraged to vote in favour of the Scheme at the Scheme Meeting.

Yours faithfully

Andrew John Dalton

Chairman of the Board of 1882420 Limited

SECTION II:   INTRODUCTION

1.             Definitions and Interpretation

In the Explanatory Statement, unless the context otherwise requires, capitalised terms shall have the meanings defined in Clause 1 of the Scheme which is set out in Part II of this document.

2.             History of the Company and Background to the Scheme and Plan

2.1          Origins

2.1.1        The Company is organised under the laws of England and Wales and is a wholly-owned subsidiary of Ferry & Port Holdings Limited, a wholly-owned subsidiary of SCL.

2.1.2        The Company held employee contracts and certain customer contracts of the ILN Group (a division of Ferry & Port Holdings) but is now dormant, its business having been sold on 21 December 2007.  Prior to the sale of the business, the principal activity of the Company was that of a payroll service provider.  It incurred staff costs which were then recharged to its parent company Ferry & Port Holdings.

2.2          Chapter 11 Proceedings

The Company as a subsidiary of SCL is part of the Group.  SCL and certain other Debtors in the Group have filed for relief in the US Bankruptcy Court under chapter 11 of the of the US Bankruptcy Code.  SCL has also entered provisional liquidation in Bermuda.

Pursuant to the chapter 11 proceedings, the Debtors have filed the Plan which sets out the terms of their proposed reorganisation with the objective of confirmation of the Plan by the US Bankruptcy Court.  Once this confirmation has been given the Plan will become effective upon the Plan Effective Date.

2.3          Pensions Settlement

2.3.1        The Company is a participating employer in relation to the Pension Scheme.

2.3.2        On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of SCSL’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.

2.3.3        Further to the Financial Support Directions and following extensive negotiation between the parties, in early February 2008, SCL, SCSL and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)            general unsecured claims totalling US$194 million would be allowed against SCL for all purposes in the Chapter 11 Cases;

(ii)           the 1983 Pension Scheme would have Allowed 1983 Administrative Expense Claim totalling US$3.5 million;

(iii)          the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement) would be added to and become part of the allowed Pension Schemes’ general unsecured claims; and

(iv)          the Pensions Scheme Trustees claims against SCSL (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Scheme Trustees would be resolved by SCL procuring that the Company would enter into a legally enforceable agreement with the Pension Scheme Trustees, as part of an arrangement under part 26 of the Companies Act in order to ensure the Pension Schemes’ continued eligibility for the Pension Protection Fund.

2.3.4        Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors, may reach an agreement to modify or amend the Pension Schemes Settlement Agreement provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)            the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)           the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from an aggregate total amount of US$5 million to an aggregate total amount of no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with the Plan, not before the Plan Effective Date);

(iii)          the initial Equalisation Claims Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)          payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to approve the Scheme, shall be deemed to have also accepted prospective modifications to the Scheme (if any) that give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: a vote to approve the Scheme shall constitute a vote to approve the Scheme as so modified.

2.3.5        The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Scheme for the Pension Protection Fund.

2.4           The Scheme

If the Scheme becomes Effective it will bind the Company and the Scheme Creditor.  The Scheme will:

2.4.1        constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

2.4.2        if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

In respect of each of 2.4.1 and 2.4.2 above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

3.             Recommendation

The Board has formed the view that the Scheme is necessary in order to satisfy the obligations under the Pension Schemes Settlement Agreement, to coordinate the

Scheme with the Plan and to retain Pension Protection Fund eligibility for the Scheme, and that it is thus in the best interests of the Company and the Scheme Creditor.  Coordination of the Scheme with the Plan is crucial in order to ensure that there is no conflict between the reorganisation processes.  Without coordination, there could, and probably would, be conflicts between the systems which would be likely to increase the complexity and cost of the process, and to delay and reduce distributions to the Scheme Creditor under the Scheme.

4.             Purpose

4.1           The purpose of this Explanatory Statement is:

4.1.1        to provide background information in relation to the Company and its recent history;

4.1.2        to explain the advantages and disadvantages of the proposed Scheme, the interdependency of the Scheme, the Bermuda Scheme, the SCSL Scheme and the Plan, and of the other courses of action which are available to the Company;

4.1.3        to explain some of the detailed provisions of the Scheme; and

4.1.4        to allow the Scheme Creditor to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Meeting.

4.2           The Explanatory Statement is a guide only, and should not be relied on in place of reading the provisions of the Scheme itself.  The full Scheme is enclosed with this document.

SECTION III:   BACKGROUND TO THE SCHEME OF ARRANGEMENT

1.             What is a Scheme of Arrangement?

1.1           A scheme of arrangement of the kind proposed by the Company is an arrangement provided for by part 26 of the Companies Act between a company and its creditors (or any class of them).  The Scheme will become Effective and legally binding on the Company and the Scheme Creditor in accordance with its terms if:

1.1.1

a majority in number representing at least 75% in value of the Scheme Creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

1.1.2

the arrangement is sanctioned by order of the Court which grants an order to this effect; and

1.1.3

each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme by delivery of a letter or letters addressed to Lyndon E. Norley, Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom from the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement; and

1.1.4

an office copy of the sealed Order is delivered together with the Scheme to the Companies Registrar for registration.

2.             What is proposed?

The Scheme has been proposed in order to implement the terms of the Pension Schemes Settlement Agreement and ensure that the Pension Schemes can resolve the Section 75 Debts whilst retaining eligibility for the Pension Protection Fund.

3.             Excluded Liabilities

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor for the purposes of a Scheme Claim including, for the avoidance of doubt, the holders of Intercompany Claims, holders of any other unsecured claims and holders of any claims that are preferred by English law.

SECTION IV:   SUMMARY OF THE SCHEME

1.             Purpose of the Scheme

1.1           By paragraph (2) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005, an occupational pension scheme which would otherwise be an eligible scheme for the purposes of the Pension Protection Fund (being a statutory body established to provide compensation to members of underfunded pension schemes whose employers have become insolvent) shall not be an eligible scheme where at any time the trustees or managers of that scheme enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act.  However paragraph (2) shall not apply (among other cases) where, before the beginning of an assessment period for the Pension Protection Fund:

1.1.1        the trustees or managers enter into a legally enforceable agreement the effect of which is to reduce the amount of any debt due to the scheme under section 75 of the Pensions Act as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act); or

1.1.2        the trustees or managers enter into a legally enforceable agreement with the effect as described in 1.1.1 above and the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005.

1.2           On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of SCSL’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.  The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Scheme for the Pension Protection Fund.

1.3           The primary purpose of the Scheme is therefore:

1.3.1        subject to the below, to constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

1.3.2        if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

In respect of each of 1.3.1 and 1.3.2 above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

2.             Which Creditors are affected?

The Scheme will not affect any creditor of the Company who is not a Scheme Creditor including, for the avoidance of doubt, the holders of Intercompany Claims, holders of any other unsecured claims and holders of any claims that are preferred by English law.

3.             Application

The Scheme will only apply to the Pension Scheme Indebtedness.

4.             Voting on the Scheme

4.1           The Pension Scheme Trustees claiming in the Scheme will be entitled to attend and vote at the Scheme Meeting to consider and if thought fit approve the Scheme.

4.2           A notice convening the Scheme Meeting accompanies this document.  The meeting is scheduled to take place on [27 October] 2008 at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF at 10.00 a.m. (London time).  You may either attend the Scheme Meeting in person or you may vote by proxy.

4.3           Appendix I to this Explanatory Statement contains the Form of Proxy to be used at the Scheme Meeting, together with guidance notes for completing it.  By ticking one of the boxes on the Form of Proxy either for or against the Scheme you will be voting in respect of the Scheme and appointing the Chairman of the Scheme Meeting to vote on your behalf.  Whether or not you intend to appoint a proxy to attend the Scheme Meeting on your behalf, you should complete the Form of Proxy in accordance with the instructions given, and return it as soon as possible and, in any event, by 9.00 a.m. (London time) on [27 October] 2008 to the address shown on the form.  If for any reason this cannot be done, forms of proxy may be handed in at the registration desk at the Scheme Meeting, prior to its commencement.

4.4           Appointing a proxy will not prevent the Scheme Creditor from attending and voting in person at the Scheme Meeting should it wish to do so.  However, its proxy will not be entitled to vote if the Scheme Creditor votes in person.

5.             Corporate Representatives

The Scheme Creditor may wish to attend and vote at the Scheme Meeting in person, instead of appointing a proxy to attend and vote on its behalf.  A corporation wishing to vote at the Scheme Meeting must appoint an individual to attend the Scheme Meeting as its representative.  To vote at the Scheme Meeting, the representative must produce a form of appointment evidencing that he or she is authorised to act as the corporation’s representative at the Scheme Meeting.

6.             Court approval and filing with the Registrar of Companies

6.1           In order for the Scheme to become Effective, the Court must sanction the Scheme after it has been approved by the Scheme Creditor.  The Court may impose such conditions as it thinks fit to the Scheme but cannot impose any material changes.

6.2           The Scheme will become Effective in accordance with its terms and pursuant to 6.3 below if each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme by delivery of a letter or letters addressed to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement.

6.3           Further to the delivery of the letter referred to at 6.2 above, a copy of the order sanctioning the Scheme must then be delivered to the Companies Registrar.  Upon delivery to the Companies Registrar the Scheme will become Effective and binding on the Scheme Creditor, including where the Scheme Creditor did not vote.

6.4           It is expected that, if the Scheme is sanctioned by the Court and the Pension Schemes Settlement Agreement is approved by the US Bankruptcy Court, the Scheme will become Effective on the Plan Effective Date.

7.             Release

The Scheme shall provide a full and effective release of all Liabilities of the Company in respect of the Pension Scheme Indebtedness subject always to payment by the Company of the Scheme Consideration.

8.             Proceedings by the Scheme Creditor

Save as specifically provided in the Scheme, the Scheme once Effective and subject to payment of the Scheme Consideration, will prohibit the Scheme Creditor from commencing or continuing any Proceedings against the Company or its property for the purpose of establishing the existence, quantum or obtaining payment of the Scheme Claim.

9.             Expenses and Costs of the Scheme

The Company, SCL or Reorganised SCL, as applicable, shall pay, in accordance with the terms of the Plan, amounts reasonably required by the Scheme Administrators to perform their duties pursuant to the Scheme.

10.          Governing Law and Jurisdiction

10.1         The Scheme will be governed by and construed in accordance with English law.

10.2         The Scheme Creditor agrees that the Court shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and any dispute which may arise out of the Explanatory Statement or any provisions of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme.  The Court will also have exclusive jurisdiction in relation to any dispute arising in the administration or implementation of the Scheme or out of the Explanatory Statement. For such purposes, the Scheme Creditor irrevocably submits to the jurisdiction of the Court.

11.          Satisfaction of the Scheme Claim

On the Scheme becoming Effective, the Pension Scheme Trustees will receive the Scheme Consideration in full satisfaction of the Scheme Claim.

12.          Duration  and Termination of the Scheme

12.1         The Scheme Administrators shall notify the Company when all Admitted Scheme Claims have been determined and paid in full.

12.2         The Scheme Administrators shall notify the Scheme Creditor that the purpose of the Scheme has been fulfilled and that no further payment shall be made by the Company in respect of the Scheme Claim and the Scheme will terminate on this date.

12.3         Certain provisions of the Scheme will continue. These are set out in Clause 5.1.3 of the Scheme.

13.          The Scheme Administrators

The Scheme Administrators will be Anthony Kett and Colin Haig, of PricewaterhouseCoopers LLP.  The Scheme Administrators will facilitate the implementation of the Scheme.  All managerial powers, rights, duties and functions in relation to the business and affairs of the Company in connection with the Scheme will remain with the Company.

14.          Documents Available for Inspection

Copies of this document are available for inspection between the hours of 9.00 a.m. and 5.00 p.m. on any day which is a business day until 5.00 p.m. on 24 October 2008 at:

Kirkland & Ellis International LLP

30 St Mary Axe

London

EC3A 8AF

APPENDIX I TO PART I

Form of Proxy

FORM OF PROXY FOR SCHEME CREDITOR

IN THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES

IN THE PETITION OF 1882420 LIMITED (THE “COMPANY”)

- and -

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

FORM OF PROXY

for use at the meeting of the Scheme Creditor
(as defined in the scheme of arrangement hereinafter mentioned)
to be held at
the offices of Kirkland & Ellis International LLP

30 St Mary Axe

London EC3A 8AF

United Kingdom

at 10.00 a.m. (London time)

on [27 October] 2008
regarding the scheme of arrangement proposed between the company and its Scheme
Creditor pursuant to part 26 of the Companies Act 2006 of Great Britain (the “Scheme”)

Capitalised terms used in this Form of Proxy but not defined in it have the same meaning given to them in the Scheme.  The Scheme documentation which includes, the explanatory statement prepared in connection with the Scheme pursuant to section 897 of the Companies Act 2006 of Great Britain and the notice of the meeting of the Scheme Creditor referred to above.  You are strongly advised to read the document before you complete this Form of Proxy.  This Form of Proxy is governed by, and shall be construed in accordance with, English law.

Before completing and executing this Form of Proxy you should read the instructions as set out at pages 26 to 27 below.  If you have any questions relating to the completion of this Form of Proxy, or if you require further copies of this Form of Proxy or the document, please contact Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 207 469 2070, Facsimile: +44 207 469 2001.

You are encouraged to return this Form of Proxy, having completed it in accordance with the instructions set out at pages 26 to 27,  as soon as possible.  The deadline for submission of this Form of Proxy is set out at page 27.

SECTION A  (See note 1 of the instructions below)

I/We (the undersigned):

Name of Scheme Creditor (Block Capitals):

Name of authorised signatory of Scheme Creditor
(if applicable) (Block Capitals):

Address of Scheme Creditor (Block Capitals):

Date:

Telephone number (including country and area code)
of Scheme Creditor:

E-mail address of Scheme Creditor:

Fax number (including country and area code)
of Scheme Creditor:

have the following Scheme Claim:

Scheme Claim	Amount of Scheme Claim (excluding interest)

These details will be used by the Chairman of the Scheme Meeting to determine the value of your claim for the purpose of voting at the Scheme Meeting only.

SECTION B (See note 2 of the instructions below)

(i)	APPOINTMENT OF PROXY

☐	I/WE, THE UNDERSIGNED, HEREBY APPOINT:
(tick box if appropriate)

☐ the Chairman of the meeting(A); or
(tick box if appropriate)

☐ the following individual(B):
(tick box if appropriate)

(Name)

(Address)

as my/our proxy to act for me/us at the Scheme Meeting to be held on the date and time set out on the first page of this Form of Proxy at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom for the purpose of considering and, if thought fit, approving, with or without modification, the proposed Scheme and, at such meeting or any adjournment thereof, for and in the name of the undersigned.

(if you have ticked this Section B(i), please proceed to Section C)

(ii)	NOTICE OF ATTENDANCE

☐	I/We will attend and vote in person at the Scheme Meeting
(tick box if appropriate)

(if you have ticked this Section B(ii), please proceed to Section D)

(A)

If this proxy is given to the Chairman, you must tick either the “FOR” or “AGAINST” box in Section C below for the appointment to be valid. If this proxy is given to the Chairman and you tick the “AT DISCRETION” box, this proxy will not validly appoint the Chairman as your proxy.

(B)	The person to whom this proxy is given need not be a Scheme Creditor of the Company but must attend the Scheme Meeting in person to represent you.

SECTION C (See note 3 of the instructions below)

If you have indicated at Section B(ii) above that you will attend and vote in person at the Scheme Meeting you do not need to complete Section C.  This Section C should be completed by the Scheme Creditor who has indicated at Section B(i) that it shall appoint a proxy AND who has been authorised to vote the entire amount of its Scheme Claim in favour of the Scheme at the Scheme Meeting.

TO VOTE THE ENTIRE AMOUNT OF MY SCHEME CLAIM IN RESPECT OF THE SCHEME (EITHER WITH OR WITHOUT MODIFICATION, AS I/WE OR MY/OUR PROXY MAY APPROVE), AS INDICATED BELOW:

(Please tick as required)
For the Scheme	☐
Against the Scheme	☐
Abstain	☐
At discretion	☐

NB: If you are appointing the Chairman of the Scheme Meeting as your proxy under Section B(i) above, in order for your proxy to be validly appointed you must tick either the “FOR” or “AGAINST” box.  If you are appointing the Chairman of the Scheme Meeting as your proxy and you tick the box marked “AT DISCRETION”, this Form of Proxy will not validly appoint the Chairman as your proxy to vote in favour of the Scheme.  If you do not tick any box, your proxy will not be validly appointed and will not be permitted to cast a vote on your behalf.

SECTION D (See notes 4-7 of the instructions below)

Signed
(for and on behalf of [Scheme Creditor])

Return ALL PAGES of this Form of Proxy by post, air mail, hand delivery or fax to:

Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 (0) 207 469 2070, Facsimile: +44 (0)207 469 2001.

Whether this Form of Proxy is returned by post, air mail, hand delivery or fax, it must be marked for the attention of Lyndon E. Norley.

Duly completed Forms of Proxy should be returned as set out above as soon as possible and received at the latest by 9.00 a.m. (London time) on the date of the Scheme Meeting set out on the first page of this Form of Proxy (being one hour prior to the start of the Scheme Meeting).  If a Form of Proxy is not so returned it may be accepted at the discretion of the Chairman at any time prior to the Scheme Meeting.

INSTRUCTIONS FOR COMPLETING AND LODGING THIS FORM OF PROXY:

SECTION A

1.             Fill in the required details of your Scheme Claim in the box provided in Section A.  Complete the details in block capitals.

SECTION B

2.             Complete Section B by choosing either to appoint a proxy or to attend and vote at the Scheme Meeting in person.  If you wish to appoint a proxy, tick the box in Section B(i).  If you wish to appoint the Chairman of the Scheme Meeting as your proxy, tick the relevant box.  Alternatively, if you wish to appoint any person other than the Chairman of the Scheme Meeting as your proxy, tick the relevant box and insert in block capitals the name and address of the person appointed in the space provided.  If you wish to attend and vote at the Scheme Meeting in person tick the box in Section B(ii).  If you wish to attend in person and ticked the box in Section B(ii) you should ignore Section C and go straight to Section D.

SECTION C

3.             If you have completed Section B(i) you should indicate, by ticking the appropriate box in Section C, how you wish your proxy to vote in respect of your entire Scheme Claim at the Scheme Meeting.  If you tick the box marked “AT DISCRETION”, the proxy will vote at his or her discretion (or abstain), unless you have appointed the Chairman of the Scheme Meeting as your proxy, in which case the proxy is not validly given and the Chairman will not be permitted to cast a vote on your behalf.  If you appoint a proxy and do not tick any of the boxes in Section C, the Form of Proxy will be invalid and Kirkland & Ellis International LLP will notify you by first class post or e-mail, where an e-mail address is given, as soon as reasonably practicable.  If you will attend and vote in person at the meeting and have therefore completed

Section B(ii), you are not required to tick any box at Section C and should go straight to Section D.

SECTION D

4.             You are required to sign your Form of Proxy.  You are encouraged to complete and return your Form of Proxy to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom as soon as possible at the address or fax number detailed in Section D.  Whether your Form of Proxy is returned by post, air mail, hand delivery or fax it must be marked for the attention of Lyndon E. Norley.  The latest time and date by which Forms of Proxy should be received is 9.00 a.m. (London time) on the date of the Scheme Meeting set out on the first page of this Form of Proxy.  However, if a duly completed and executed Form of Proxy is not so returned it may be accepted at the discretion of the Chairman at any time prior to the start of the Scheme Meeting.

5.             Any alteration made on this Form of Proxy must be initialled by the person who signs it.

6.             The completion and return of the Form of Proxy will not preclude you from attending the Scheme Meeting and voting in person if you so wish.

7.             Any person signing a Form of Proxy as an authorised signatory of the Scheme Creditor warrants to the Chairman of the Scheme Meeting that he has authority to sign this Form of Proxy on the Scheme Creditor’s behalf.  The Company will not acknowledge receipt of any Form of Proxy.

INDEX TO PART II: SCHEME OF ARRANGEMENT

1.	RECITALS		29
	1.1	Definitions	29
	1.2	The Company	35
	1.3	Chapter 11 Cases	35
	1.4	Pensions Schemes Settlement	35
	1.5	The Primary Purpose of the Scheme	37
	1.6	Effect of Scheme	38
	1.7	Effectiveness of the Scheme	39
	1.8	Parties other than the Company and the Scheme Creditor	39
	1.9	Pension Scheme Trustees and the Scheme	39
	1.10	Objects of the Scheme	39
2.	THE SCHEME		40
	2.1	Application of the Scheme	40
	2.2	Moratorium	40
	2.3	Releases	41
	2.4	Time Limits	41
3.	SCHEME CLAIM AND PROCEDURE FOR DISTRIBUTIONS		41
	3.1	Entitlement to Scheme Consideration	41
4.	THE SCHEME ADMINISTRATORS		41
	4.1	The Scheme Administrators	41
5.	GENERAL SCHEME PROVISIONS		43
	5.1	Final Implementation and Termination of the Scheme	43
	5.2	Scheme Costs	43
	5.3	Modification of the Scheme	43
	5.4	Force Majeure	44
	5.5	Explanatory Statement	44
	5.6	Notice	44
	5.7	Governing law and jurisdiction	45

PART II: THE SCHEME OF ARRANGEMENT

1.                                      RECITALS

1.1                               Definitions

1.1.1

In the Scheme, unless the context otherwise requires or is otherwise expressly provided for, the following expressions shall bear the meaning set opposite them:-

“£”	means the lawful currency of the United Kingdom for the time being;

“1983 Pension Scheme”

means the Sea Containers 1983 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 30 August 1983 and governed by a definitive trust deed and rules dated 16 December 2005 and effective as of 1 July 2004 (as amended);

“1990 Pension Scheme”

means the Sea Containers 1990 Pension Scheme, a defined benefit pension scheme constituted by an interim trust deed dated 21 August 1990 and governed by a trust deed and rules dated 26 April 1995 which were amended and/or restated by a deed dated 29 October 2003 and effective as of 1 September 2003;

“1983 Scheme Deed of Compromise”

means the deed entered into by (among others) the Pension Scheme Trustees and the Company under which the Pension Scheme Trustees have agreed (subject always to satisfaction of the conditions under that deed being satisfied which include: (i) that the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph 3(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) that the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective) to compromise the Section 75 Debt of the Company (among others) for the sum of US$1;

“Admitted Scheme Claim”	means the Pension Scheme Indebtedness;

“Allowed 1983 Administrative Expense Claim”	has the meaning set out in the Plan;

“Allowed Pension Schemes Administrative Claim”	has the meaning set out in the Plan;

“Allowed Pension Schemes Unsecured Claims”	has the meaning set out in the Plan;

“Bar Date”	one Business Day after the Plan Effective Date;

“Bermuda”	means the British overseas territory of Bermuda;

“Bermuda Court”	means the Supreme Court of Bermuda;

“Bermuda Scheme”	means the creditors’ scheme of arrangement provided for by Section 99 of the Companies Act 1981 of Bermuda in respect of SCL which is subject to the sanction of the Bermuda Court;

“Board”	means the board of directors of the Company;

“Business Day”	means a day on which banks are open for general business (other than a Saturday or Sunday) in London;

“Chairman”	means the chairman of the Scheme Meeting;

“Chapter 11 Cases”

means the (a) in relation to the Company the chapter 11 case number 06-11156 (KJC) pending under chapter 11 of the US Bankruptcy Code, filed on 15 October 2006 in the US Bankruptcy Court; and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the US Bankruptcy Court;

“Claim”	means any claim by a person in respect of a Liability of the Company;

“Companies Act”	means the Companies Act 2006 of Great Britain;

“Companies Registrar”	means the registrar of companies for the purposes of the Companies Act;

“Company”	means 1882420 Limited, a company incorporated in England and Wales with registered number 01882420 and registered address 20 Upper Ground, London SE1 9PF, England;

“Confirmation Order”	has the meaning set out in the Plan;

“Court”	means the High Court of Justice of England and Wales;

“Creditor”	means any holder of a Claim;

“Debtors”	means together, the SCSL, SCL and Sea Containers Caribbean Inc.;

“Effective”	has the meaning set out in Clause 1.7.1 of the Scheme;

“Effective Date”	means the date on which the Scheme becomes Effective;

“Equalisation Claim”

means, as defined in the Pension Schemes Settlement Agreement, the additional cost calculated by the Pension Schemes’ actuary as of 30 November, 2007 of providing any benefits to any member of a Pension Scheme as a result of the operation of Article 141 of the Treaty of Rome (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the Court or by agreement of the Pension Scheme Trustees, purportedly introduced on or after 17 May 1990 in order to ensure compliance with that Article and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with such amendments) that have not otherwise been taken into account by the Pension Schemes’ actuary in calculating the Pension Schemes’ total shortfall claims under section 75 of the Pensions Act;

“Equalisation Claims Reserve”

means, as defined in the Pension Schemes Settlement Agreement, a reserve of consideration, consisting of a Pro Rata share of the SCL Unsecured Distribution on account of an Equalisation Claim against SCL in the amount of US$69 million or such other amount to be agreed in connection with the Pension Schemes Settlement Agreement, to be established on the Plan Effective Date for the sole benefit of the Pension Schemes;

“Equalisation Escrow Account”

means the escrow account to be created on the Plan Effective Date, under and governed by the laws of England and Wales, to hold and administer the Equalisation Claims Reserve in accordance with the Equalisation Escrow Agreement;

“Equalisation Escrow Agreement”	means the agreement that establishes and governs the Equalisation Escrow Account;

“Explanatory Statement”	means the statement dated [—] October 2008 explaining the effect of the Scheme to the Scheme Creditor in compliance with section 897 of the Companies Act as set out in Part I of this document;

“Financial Support Direction”	means a financial support direction issued by the Pensions Regulator pursuant to section 43 of the Pensions Act 2004;

“Force Majeure”	means any act of God, government act, war, fire, flood, explosion, civil commotion or act of terrorism;

“Form of Proxy”	means the form set out at Appendix I to the Explanatory Statement;

“Group”	means SCL, its subsidiaries and subsidiary undertakings from time to time;

“Intercompany Claims”	has the meaning set out in the Plan;

“Liability”

means any liability or obligation of a person whether it is present, future, prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute in England and Wales and “Liabilities” shall be construed accordingly;

“Non-Core Businesses”

means those businesses, excluding the marine container leasing business, operated by the Group, which included passenger rail transportation, passenger ferry operation, container manufacturing and repairing, hotel operation, property investment, perishable commodity production, and sales and publishing;

“Order”	means the order of the Court sanctioning the Scheme;

“Pensions Act”	means the Pensions Act 1995 of Great Britain (as amended);

“Pensions Regulator”	means the UK statutory body established under section 1 of the Pensions Act 2004;

“Pension Protection Fund”	means the UK statutory body corporate established under section 107 of the Pensions Act 2004 and called the Board of the Pension Protection Fund;

“Pension Scheme”	means the 1983 Pension Scheme;

“Pension Scheme Indebtedness”

means any Liability of the Company to pay any Section 75 Debt, or if prior to the Scheme becoming Effective: (i) the Pension Protection Fund has determined to validate a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) The Trustees of the Sea Containers 1983 Pension Scheme have given notice that the 1983 Scheme Deed of Compromise shall become effective, any Liability of the Company to pay to The Trustees of the Sea Containers 1983 Pension Scheme an amount of US$1;

“Pension Schemes Settlement Agreement”

means the agreement approved by the US Bankruptcy Court on 19 September 2008 to be entered into by SCL, SCSL and the Pension Scheme Trustees, which is more particularly described in Clause 1.4 of the Scheme;

“Pension Scheme Trustees”	means The Trustees of the Sea Containers 1983 Pension Scheme;

“Plan”	means the second amended plan of reorganisation for the Debtors filed under chapter 11 of the US Bankruptcy Code as it may be amended, modified or supplemented from time to time;

“Plan Administrator”	means such qualified person or persons as appointed in accordance with the terms of the Plan;

“Plan Effective Date”	means the date selected by the Debtors in accordance with the terms of the Plan;

“Proceeding”

means any action or other proceedings or other legal, administrative or regulatory process or steps (whether by way of demand, legal proceedings, execution of judgment, or arbitration or otherwise howsoever) including the taking of any step in relation to the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer or the taking of any analogous step in any jurisdiction other than the UK;

“Reorganised SCL”	means SCL or any successor thereto by merger, consolidation or otherwise, on or after the Plan Effective Date;

“Scheme”

means the scheme of arrangement under part 26 of the Companies Act between the Company and the Scheme Creditor in the form set out in Part II of this document with any modification, addition or condition which the Court may think fit to approve or impose;

“Scheme Administrators”	means Anthony Kett and Colin Haig of PricewaterhouseCoopers LLP or such other person as may be appointed as a Scheme Administrator in accordance with Clause 4 of the Scheme;

“Scheme Claim”

means any claim or right to which the Scheme Creditor is or may in any circumstances become entitled to bring or enforce against the Company in respect of or arising from, whether directly or indirectly, the Pension Schemes Indebtedness;

“Scheme Consideration”	means US$1;

“Scheme Creditor”	means the Pension Scheme Trustees;

“Scheme Meeting”	means the meeting of the Scheme Creditor convened pursuant to an order of the Court to consider and, if thought fit, approve the Scheme and any meeting reconvened following an adjournment thereof;

“SCL”	means Sea Containers Ltd., a company incorporated in Bermuda with registered address at Canon’s Court, 22

Victoria Street, PO Box HM 1179, Hamilton, Bermuda;

“SCL Creditors’ Committee”	has the meaning set out in the Plan;

“SCL Unsecured Distribution”	has the meaning set out in the Plan;

“SCSL”	means Sea Containers Services Limited, a company incorporated in England and Wales with registered address 20 Upper Ground, London SE1 9PF;

“SCSL Creditors’ Committee”	has the meaning set out in the Plan;

“SCSL Scheme”	means the scheme of arrangement under part 26 of the Companies Act between SCSL and its scheme creditors;

“Section 75 Debt”	means any statutory debt due from the Company to the Pension Scheme Trustees under section 75 of the Pensions Act (and regulations made thereunder);

“The Trustees of the Sea Containers 1983 Pension Scheme”	means the trustees of the 1983 Pension Scheme from time to time;

“The Trustees of the Sea Containers 1990 Pension Scheme”	means the trustees of the 1990 Pension Scheme from time to time;

“United Kingdom” or “UK”	means the United Kingdom of Great Britain and Northern Ireland;

“United States” or “US”	means the United States of America;

“US$”	means the lawful currency of the United States of America;

“US Bankruptcy Code”	means title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as amended from time to time, to the extent applicable in the Chapter 11 Cases;

“US Bankruptcy Court”	means the United States Bankruptcy Court for the District of Delaware (or such other court with authority over the Chapter 11 Cases; and

“US Bankruptcy Rules”

means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. §2075 and the general, local and chambers rules and orders of the US Bankruptcy Court.

1.1.2        Clause and part headings and the index to the Scheme are inserted for convenience of reference only and shall be ignored in the interpretation of the Scheme.

1.1.3        In the Scheme, unless the context otherwise requires or otherwise expressly provided for:

(i)            references to Clauses, parts and appendices are to be construed as references to the Clauses, the parts and appendices respectively of the Scheme;

(ii)           references to (or to any specified provision of) the Scheme shall be construed as references to the Scheme (or that provision) as in force for the time being and as modified in accordance with the terms of the Scheme;

(iii)          words importing the plural shall include the singular and vice versa and words importing one gender shall include all genders;

(iv)          references to a person shall be construed as including references to an individual, firm, partnership, company, corporation, unincorporated body of persons, government, any state or any state agency or any association or partnerships (whether or not having separate legal personality) of two or more of the foregoing;

1.1.4        references to “including” shall be construed as references to “including without limitation” and “include” shall be construed accordingly; and

1.1.5        references to any enactment or treaty shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.2          The Company

1.2.1        The Company was incorporated in England and Wales on 4 February 1985.

1.2.2        At the date hereof, the Company has an authorised share capital of £100 divided into 100 ordinary shares of £1 each, of which 2 ordinary shares of £1 each are issued and fully paid up.

1.3          Chapter 11 Cases

1.3.1        The Company as a subsidiary of SCL is part of the Group.  SCL and certain other Debtors in the Group have filed for relief in the US Bankruptcy Court under chapter 11 of the US Bankruptcy Code.  SCL has also entered provisional liquidation in Bermuda.

1.3.2        Pursuant to the chapter 11 proceedings, the Debtors have filed the Plan which sets out the terms of their proposed reorganisation with the objective of confirmation of the Plan by the US Bankruptcy Court.  Once this confirmation has been given it will become effective upon the Plan Effective Date.

1.4          Pensions Schemes Settlement

1.4.1        The Company is a participating employer in relation to the Pension Scheme.

1.4.2        On 5 February 2008, the Pensions Regulator issued Financial Support Directions against SCL in respect of SCSL’s liabilities to the Pension Scheme Trustees under section 75 of the Pensions Act and requiring SCL to put in place financial support in respect of those liabilities.

1.4.3        Further to the Financial Support Directions and following extensive negotiation between the parties, in early February 2008, SCL, SCSL and the Pension Scheme Trustees entered into the Pension Schemes Settlement Agreement pursuant to which and subject to its terms, the parties agreed (among other things) that:

(i)            general unsecured claims by the Pension Scheme Trustees totalling US$194 million would be allowed against SCL for all purposes in the Chapter 11 Cases;

(ii)           the 1983 Pension Scheme would have an Allowed 1983 Administrative Expense Claim totalling US$3.5 million;

(iii)          the amount, if any, of any Allowed Equalisation Claim (as defined in the Pension Schemes Settlement Agreement) would be added to and become part of the allowed Pension Schemes’ general unsecured claims; and

(iv)          the Pensions Scheme Trustees’ claims against SCSL (among others) would be extinguished and discharged, provided that, unless waived by the Pension Scheme Trustees, any Section 75 Debt due from the Company (among others) to the Pension Scheme would be resolved by SCL procuring that the Company would enter into a legally enforceable agreement with the Pension Scheme Trustees, as part of an arrangement under part 26 of the Companies Act in order to ensure the Pension Scheme’s continued eligibility for the Pension Protection Fund.

1.4.4        Modification or Amendment of the Pension Schemes Settlement Agreement:  Notwithstanding the US Bankruptcy Court’s approval of the Pension Schemes Settlement Agreement: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors may reach an agreement to modify or amend the Pension Schemes Settlement Agreement provided that such modification or amendment shall only be effective if each of: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors agree to the same in their respective sole and absolute discretion.

If such modification or amendment includes the following elements (provided, however, for the avoidance of doubt, the following elements do not constitute any limit or constraint on the terms or scope of any potential agreed modification or amendment to the Pension Schemes Settlement Agreement and no party is under any obligation to agree to any modification or amendment of the Pension Schemes Settlement Agreement):

(i)            the aggregate amount of the Allowed Pension Schemes Unsecured Claims is reduced from US$194 million by an amount of up to US$13 million (i.e., to a reduced amount of claim in an amount no less than US$181 million);

(ii)           the aggregate amount of the Allowed Pension Schemes Administrative Claims is increased from an aggregate total amount of US$5 million to an aggregate total amount of no greater than US$10 million (with payment of amounts in excess of US$5 million payable, in connection with this Plan, not before the Plan Effective Date);

(iii)          the initial Equalisation Claims Reserve is reduced from US$69 million to an amount of US$60 million; and

(iv)          payment of fees and expenses incurred by counsel for certain bondholders is made in an amount not to exceed approximately US$700,000,

then all Scheme Creditors entitled to vote who vote to approve the Scheme, shall be deemed to have also accepted prospective modifications to the Scheme (if any) that  give effect to the foregoing modified or amended terms of the Pension Schemes Settlement Agreement.  To the extent that: (a) the SCSL Creditors’ Committee and the Pension Scheme Trustees; (b) the SCL Creditors’ Committee; and (c) the Debtors each agree to amend or modify the Plan to implement the modified or amended Pension Schemes Settlement Agreement consistent with the elements listed above: a vote to approve the Scheme shall constitute a vote to approve the Scheme as so modified.

1.4.5        The Pension Schemes Settlement Agreement was approved by the US Bankruptcy Court on 19 September 2008.

1.4.6        The Pensions Regulator has indicated that it will not approve any form of financial support which would prejudice the eligibility of the Pension Scheme for the Pension Protection Fund.

1.5           The Primary Purpose of the Scheme

1.5.1        The Scheme Administrators will use all reasonable endeavours to give effect to the provisions of the Scheme.  The primary purpose of the Scheme is to:

(i)            subject to (ii) below, to constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

(ii)           if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

1.6          Effect of Scheme

1.6.1        The Scheme will:

(i)            constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

(ii)           if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, preserve the amount of US$1, which is due to the Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

In respect of each of 1.6.1(i) and 1.6.1(ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

1.7          Effectiveness of the Scheme

1.7.1        The Scheme will become Effective and legally binding on the Company and the Scheme Creditors in accordance with its terms if:

(i)            a majority in number representing at least 75% in value of the Scheme Creditors present and voting either in person or by proxy at the meeting ordered to be summoned by the Court agrees to the arrangement; and

(ii)           the arrangement is sanctioned by order of the Court which grants an order to this effect; and

(iii)          each of the conditions set forth in Article VII of the Pension Schemes Settlement Agreement is satisfied or waived by the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme by delivery of a letter or letters addressed to Lyndon E. Norley, Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF, United Kingdom from the Pension Scheme Trustees and The Trustees of the Sea Containers 1990 Pension Scheme providing notification of satisfaction or waiver of the conditions set forth in Article VII of the Pension Schemes; and

(iv)          an office copy of the sealed Order together with the Scheme is delivered to the Companies Registrar for registration.

1.8          Parties other than the Company and the Scheme Creditor

1.8.1        The Scheme Administrators have each given and not withdrawn their consent to act as the Scheme Administrators from the Effective Date.  The duties and functions conferred on the Scheme Administrators by the Scheme are set out in Clause 4.1.

1.8.2        Andrew Dalton and Adrian Hayward have each given and not withdrawn their consent to continue to act as directors of the Company from the Effective Date.

1.9          Pension Scheme Trustees and the Scheme

The Pension Scheme Indebtedness attributable to the Pension Scheme Trustees shall be deemed to be submitted to the Scheme for that amount.

1.10        Objects of the Scheme

1.10.1      The purpose of the Scheme is:

(i)            subject to (ii) below, to constitute a legally enforceable agreement between the Company and the Pension Scheme Trustees the effect of which is to reduce the amount of any Section 75 Debt due to the Pension Scheme Trustees from the Company to a sum of US$1 as part of an arrangement under part 26 of the Companies Act (as successor to section 425 of the Companies Act 1985 by operation of section 1297 of the Companies Act) and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of the Scheme Claim; or

(ii)           if, prior to the Scheme becoming Effective: (i) the Pension Protection Fund has validated a written estimate and statement as described in paragraph (3)(a) of Regulation 2 of the Pension Protection Fund (Entry Rules) Regulations 2005; and (ii) the Pension Scheme Trustees have given notice that the 1983 Scheme Deed of Compromise shall become effective, to preserve the amount of US$1, which is due to Pension Scheme Trustees from the Company pursuant to the 1983 Scheme Deed of Compromise and, subject always to payment by the Company of the Scheme Consideration, providing full and effective release of all Liabilities of the Company in respect of any Scheme Claim of the Pension Scheme Trustees.

In respect of each of 1.10.1(i) and 1.10.1(ii) above, the liability of the Company to the Pension Scheme Trustees shall be satisfied by payment of Scheme Consideration to the Scheme Creditor, consisting of US$1.

2.             THE SCHEME

2.1          Application of the Scheme

2.1.1        The matters to be effected by the Scheme as described in Clause 1.6 above will apply to the Scheme Claim and shall be binding on the Scheme Creditor.

2.1.2        The rights of the Scheme Creditor under this Scheme shall be accepted by it in full and final settlement of its Scheme Claim.

2.1.3        Payment to a Scheme Creditor of the Scheme Consideration shall discharge the Scheme Claim in full and thereafter the Company shall have no further liability in respect thereof.

2.1.4        The Scheme shall become Effective from the Effective Date.

2.2          Moratorium

2.2.1        Upon and with effect from the Effective Date, provided that the Scheme Creditor shall have been paid its Scheme Consideration, the Scheme Creditor shall not be entitled to take, commence or continue any Proceeding in any jurisdiction whatsoever in respect of, arising from or relating to its Scheme Claim.

2.2.2        If, and to the extent that, the Scheme Creditor obtains against the Company or its property in relation to its Scheme Claim an order, judgment, decision or award of a court or tribunal in contravention of Clause 2.2.1, such order, judgment, decision or award shall not give rise to a Scheme Claim.

2.2.3        Nothing in this Clause 2.2 shall prejudice the enforcement by the Scheme Creditor of its respective rights under the Scheme or preclude the Scheme

Creditor or the Company from applying to Court to determine any matter arising under or in relation to the Scheme.

2.3          Releases

2.3.1        This Clause is without prejudice to the Company’s rights under Clause 2.2.1 and is subject to Clause 5.

2.3.2        In consideration of the rights of the Scheme Creditor under this Scheme, all Liabilities on the part of the Company in respect of Claims automatically and without further documentation or actions of the parties shall be compromised (to the extent described above), fully and finally discharged, satisfied and cancelled upon the date on which the Scheme Consideration is paid to the Pension Scheme Trustees.

2.3.3        The Scheme shall provide a full and effective release of all Liabilities of the Company in respect of the Pension Scheme Indebtedness subject always to payment by the Company of the Scheme Consideration.

2.3.4        The Scheme will only apply to the Pension Scheme Trustees in respect of Pension Scheme Indebtedness.  For the avoidance of doubt, the additional distribution of Scheme Consideration under the Scheme is wholly without prejudice to the rights of the Pension Scheme Trustees to receive a distribution under the Plan, the Pension Schemes Settlement Agreement and the Bermuda Scheme.

2.4          Time Limits

The Scheme Administrators may, at their absolute discretion, extend any time period (except the Bar Date) referred to in the Scheme.

3.             SCHEME CLAIM AND PROCEDURE FOR DISTRIBUTIONS

3.1          Entitlement to Scheme Consideration

The Pension Scheme Trustees shall be entitled to the Scheme Consideration in order to settle and compromise (to the extent provided for above) the Pension Scheme Indebtedness under the Scheme.

4.             THE SCHEME ADMINISTRATORS

4.1          The Scheme Administrators

4.1.1        There shall be one or more Scheme Administrators having the duties and functions conferred upon them by the Scheme. The first Scheme Administrators shall be Anthony Kett and Colin Haig.

4.1.2        The Company shall provide, upon written request, such advice and assistance to the Scheme Administrators as may be requested to facilitate the implementation and operation of the Scheme.

4.1.3        The Scheme Administrators may carry out their duties and functions under the Scheme either jointly or severally and shall be entitled to use the services of their firm, their partners and employees to assist them in the performance of their duties and functions.

4.1.4        No Scheme Creditor shall be entitled to challenge the validity of any act done or omitted to be done by the Scheme Administrators in connection with the Scheme and/or (where appropriate) the Scheme Meetings and the Scheme Administrators shall not be liable for any loss suffered by any Scheme Creditor or third party unless such loss is attributable to their fraud or dishonesty.  Accordingly, no Scheme Creditor shall bring or institute any proceedings, claims or complaints against the Scheme Administrators save with respect to any such fraud or dishonesty.

4.1.5        A Scheme Administrator may resign his appointment at any time by giving no less than three months’ notice to the Company or on such shorter period of notice as the Scheme Administrator and Company may agree in writing.

4.1.6        A Scheme Administrator may be removed from office by the Company at any time on the Company giving the Scheme Administrator 30 days’ notice or on such shorter period of notice as the Scheme Administrator and the Company  may agree in writing.

4.1.7        The office of a Scheme Administrator shall be vacated if that Scheme Administrator:

(i)            dies;

(ii)           is convicted of an indictable offence;

(iii)          resigns his office in accordance with Clause 4.1.5 or is removed by the Company  in accordance with Clause 4.1.6;

(iv)          becomes bankrupt, or proposes a voluntary arrangement with his creditors;

(v)           is disqualified from acting as a director of a company or is subject to a disqualification undertaking or equivalent in any other jurisdiction; or

(vi)          becomes mentally disordered.

4.1.8        If the office of a Scheme Administrator is vacated under Clauses 4.1.5, 4.1.6 or 4.1.7, the Company shall be entitled to appoint a replacement Scheme Administrator provided that such replacement consents to and is qualified to act and is not disqualified under Clause 4.1.7.

4.1.9        The Company acknowledges that the Scheme Administrators will (subject to any restriction which may be necessary or which may be imposed in order to preserve confidentiality or privilege) be entitled to have reasonable access to all such information and to all books, papers, documents and other information contained or represented in any format whatsoever in the possession or under the control of the Company in relation to the Scheme as may from time to time be reasonably required in relation to the operation of the Scheme.

4.1.10      In the event that, pursuant to Clause 4.1.8 above, there is a change of Scheme Administrator, the replacement Scheme Administrators shall notify the Scheme Creditor of any such change.

5.             GENERAL SCHEME PROVISIONS

5.1          Final Implementation and Termination of the Scheme

5.1.1        If the Company shall go into liquidation (within the meaning given to the expression in section 247(2) of the Insolvency Act) or the Company shall enter administration (in accordance with Schedule B1 of the Insolvency Act), the Scheme shall not terminate and shall, in all respects, continue in full force and effect according to its terms.

5.1.2        The Scheme Administrators shall notify the Company when the Admitted Scheme Claim has been satisfied in full in accordance with the Scheme and that no further payment shall be made by the Company in respect of the Admitted Scheme Claim.  The Scheme shall terminate on the date of such notice and the Scheme Administrators shall be released from their obligations under the Scheme from such date.

5.1.3        Clauses 1, 1.1.2, 1.1.3, 2.3.2, 5.6 and 5.7 and this Clause 5.1.3 shall survive termination of the Scheme.

5.2          Scheme Costs

5.2.1        The Company shall pay in full the amounts reasonably required by the Scheme Administrators to perform their duties pursuant to the Scheme, including any costs, expenses or amounts relating thereto and their own applicable professional rates, if any.  In the event that the Company is unable to pay such amounts in full, SCL or Reorganised SCL shall satisfy any outstanding obligation.

5.2.2        For the avoidance of doubt, save as expressly provided in the Scheme, any costs, charges, expenses, remuneration and disbursements which are expressed to be payable by the Company in accordance with the terms of this Scheme shall not be paid out of the Scheme Consideration.

5.3          Modification of the Scheme

The Company may, at any hearing to sanction the Scheme, consent on behalf of all those concerned to any modification of the Scheme or any terms or conditions which the Court may think fit to impose and which would not directly or indirectly have a material adverse effect on the interest of the Scheme Creditor under the Scheme.  For the avoidance of doubt, any modification which would or might affect the eligibility of the Pension Scheme for the Pension Protection Fund would have a material adverse effect.

5.4          Force Majeure

None of the Scheme Creditor, the Company or the Scheme Administrators shall be in breach of its obligations under the Scheme as a result of any delay or non-performance of its obligations under this Scheme arising from any Force Majeure.

5.5          Explanatory Statement

In the event of a conflict or inconsistency between the terms of the Scheme and the terms of the Explanatory Statement, the terms of the Scheme will prevail.

5.6          Notice

5.6.1        Any notice or other communication to be given under or in connection with this Scheme, including notification of the Scheme having become effective, shall be given in writing and may be delivered personally, or sent by pre-paid first class post, and by air mail where it is addressed to a different country from that in which it is posted, to:

(i)            the Company at:

Kirkland & Ellis International LLP

30 St Mary Axe

London EC3A 8AF

Telephone : 020 7469 2070

Facsimile : 020 7469 2001

Attention of Lyndon E. Norley

(ii)           in the case of the Scheme Creditor, to its last known address according to the Company.

(iii)          in the case of any other person, any address for that person in any agreement entered into in connection with the Scheme or by fax.

5.6.2        Any notice or other communication under the Scheme shall be deemed to have been delivered:

(i)            if delivered personally, on the first Business Day following delivery;

(ii)           if sent by pre-paid first class post or by airmail, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

(iii)          if by fax, on the Business Day sent; and

(iv)          if by advertisement, on the date of publication.

5.6.3        The Company shall not be responsible for any loss or delay in the transmission of any notices or other documents posted by or to the Scheme Creditor which shall be posted at the risk of the Scheme Creditor.

5.7          Governing law and jurisdiction

5.7.1        The Scheme shall be governed by, and construed in accordance with, English law and the Scheme Creditor each hereby agrees that the Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme, and, for such purposes, the Scheme Creditor irrevocably submits to the jurisdiction of the Court provided, however, that nothing in this Clause 5.7 shall affect the validity of other provisions determining governing law and jurisdiction as between the Company and the Scheme Creditor (whether pursuant to the Plan, the Bermuda Scheme or otherwise), whether contained in any contract or otherwise.

5.7.2        The terms of the Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by law.

Dated [•] 2008

PART III: NOTICE OF MEETING TO THE SCHEME CREDITOR

IN THE HIGH COURT OF JUSTICE (ENGLAND AND WALES)

IN THE MATTER OF 1882420 LIMITED

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an Order dated [•] 2008 made in the High Court of Justice of England and Wales in the above matter, a meeting of the Scheme Creditor (as defined in the Scheme of Arrangement hereinafter mentioned) was ordered to be convened, of the above named company (hereinafter called the “Company”) for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Scheme Creditor (as therein defined) and that such meeting will be held at the offices of Kirkland & Ellis International LLP, 30 St Mary Axe, London EC3A 8AF on [27 October] 2008 commencing at 10.00 a.m. at which place and time the Scheme Creditor is requested to attend.

The Scheme Creditor may vote in person at the said meeting or it may appoint another person, whether such person is or is not a Scheme Creditor, as its proxy to attend and vote in its place and is requested to complete the Form of Proxy, which can be obtained by request to from Kirkland & Ellis International LLP, and return it to Lyndon E. Norley at Kirkland & Ellis International LLP, 30 St Mary Axe, London, EC3A 8AF, United Kingdom, Telephone: +44 20 7469 2070, Facsimile: +44 207 469 2001.  The Proxy Form must be received by 9.00 a.m. (London time) on [27 October] 2008.

The Scheme Creditor or his proxy will be required to register his attendance at the meeting prior to its commencement.  Registration will commence at 9.00 a.m.

By the Order, the Court has appointed Lyndon E. Norley or failing him Partha Kar to act as Chairman at the said meeting and has directed the Chairman to report the result of the meeting to the Court.

A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated or enclosed with the Scheme document.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated this [•] day of [•] 2008.

[Kirkland & Ellis International LLP]